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                                                                   EXHIBIT 10.12

                                   SEA RAY

                           SALES AND SERVICE AGREEMENT




         THIS AGREEMENT made this _____ day of ___________ 1998 between the SEA RAY DIVISION of Brunswick Corporation, a Delaware corporation (hereinafter referred to as "Sea Ray"), having its principal place of business located at 2600 Sea Ray Boulevard, Knoxville, Tennessee 37914 (Fax No. 423/971-6423) and____________________, a ____________ corporation (hereinafter referred to as "Dealer"), having its principal place of business located at __________________ ___________________________(Fax No.: __________), and Dealer's parent corporation, MarineMax, Inc., a Delaware corporation, having its principal place of business located at 18167 U.S. North #499, Clearwater, Florida 33764 (Fax No. 813/531-0123), whereby in consideration of the mutual covenants herein contained, it is agreed as follows:



         1. *Appointment of Dealer. Sea Ray hereby appoints Dealer as a non-exclusive dealer for the retail sale, display, and servicing of the following Sea Ray's products and repair parts now or hereafter sold by Sea Ray using the Sea Ray Identification, as such term is defined in Paragraph 13 (hereinafter referred to as "Products") as now or hereafter described in the then current Sea Ray Products and Programs Manual applicable to all domestic Sea Ray dealers selling comparable Products (hereinafter referred to as "Manual"). Presently such Products are limited to the following:

                                             Dealer                  Sea Ray
Lagunas, Parts and Accessories            ___________             ____________
Sea Rayders, Parts and Accessories        ___________             ____________
Sport Boats, Parts and Accessories        ___________             ____________
Sport Cruisers, Parts and Accessories     ___________             ____________
Sport Yachts, Parts and Accessories       ___________             ____________
Yachts, Parts and Accessories             ___________             ____________


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* Both parties must initial the Product and Dealer Location(s) descriptions to be included in this Agreement.
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Dealer acknowledges that Products sold by other Sea Ray dealers may be resident in the below described area of primary responsibility. Sea Ray reserves the right in its sole discretion (but shall have no obligation) from time to time to adopt, change, and enforce programs, practices, and procedures, as Sea Ray may deem appropriate under applicable law and business circumstances, and Dealer agrees to comply with such programs, practices and procedures. Sea Ray agrees that it will enforce such programs which its has implemented from time to time on a uniform basis.

         2. *Location. Dealer shall sell at retail, display, and service Products solely within the following non-exclusive area of primary responsibility which may be shared by other dealers (hereinafter referred to as the "APR"), solely from the following locations described in Exhibit A (hereinafter referred to as "Dealer Locations"), which Dealer Locations are both sales and service facilities unless otherwise specified herein in writing. APR is defined as the geographical area described in Exhibit A which is in proximity to Dealer locations, and is based upon such areas that are customarily designated by Sea Ray and applicable to its domestic dealers.

Dealer shall not delete, change or add to the above Dealer Locations without the prior written consent of Sea Ray, which consent shall not be unreasonably withheld, and Sea Ray may consider any relevant facts and consequences as part of such approval process, including but not limited to the Dealer's qualifications and abilities to perform the Agreement obligations from the proposed Dealer Location, the effect such a grant would have on the resulting APR configuration and adjacent Sea Ray dealer sales, the Dealer's financial capabilities to successfully operate the business from the Dealer Location, and whether the Dealer will have adequate personnel to manage the business at the Dealer Location. Sea Ray may upon the giving of at least one (1) year's prior written notice, and provided a cure does not occur during that notice period, delete from this Agreement any Dealer Location where Dealer has failed to meet the material obligations (including but not limited to maintaining Master Dealer Certification), performance standards, terms, conditions, representations, warranties, and covenants applicable to that Dealer Location as more specifically described in this Agreement. Provided that similar restrictions apply to all domestic Sea Ray dealers selling comparable Products, Dealer shall not sell, advertise, solicit for sale, or offer for resale Products outside of the APR, nor will Dealer sell Products internationally or to others for the purpose of resale without the prior written consent of Sea Ray.

         3. Dealer's Responsibilities. Dealer agrees to:

                  A. Devote its best efforts to aggressively promote, display, advertise and sell Products at each Dealer Location in accordance with the terms of this Agreement and all applicable federal, state and local laws. Dealer shall display and utilize at each Dealer Location signs, graphics and image elements with Sea Ray's Identification, subject to approval by Sea Ray, that will positively reflect the Sea Ray image and promote the retail sale of Products.


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                  B. Purchase and carry on hand at all times a sufficient
inventory of current Products to meet the reasonable demand of customers at each Dealer Location and to meet Sea Ray's Minimum Stock Requirements as outlined in the then current Manual.

                  C. Maintain at each Dealer Location (unless a sales location only and then service is to be provided at another Dealer Location) a service department which Dealer agrees to staff, train and equip to promptly and professionally service Products; and maintain at each Dealer Location parts and supplies to properly service Products on a timely basis.

                  D. Perform any and all necessary rigging, installation and inspection services prior to delivery to the purchaser as required by the then current Manual, and perform post-sale service of all Products originally sold by Dealer and/or brought to Dealer for service. Dealer shall advise all purchasers that dealers in other locations are not required to provide warranty and service work for the purchasers and all such work is the responsibility of the selling Dealer. Dealer shall instruct the purchaser to contact it prior to moving the Product so arrangements for warranty or service work can be made. However, Dealer may be required to provide or arrange for warranty and service work for Product regardless of the area or condition of sale. Dealer will secure all Product inventory against weathering and damage and maintain such inventory in a like new and unused condition.

                  E. Furnish purchasers with Sea Ray's limited warranty on new Products and with information and training as to the safe and proper operation and maintenance of Products.

                  F. Complete and mail Sea Ray's warranty registration card and In-Service Checklist immediately upon delivery of the Products to the purchaser and assist Sea Ray in performing Product defect and recall campaigns. In the event Dealer fails to return said card to Sea Ray as prescribed herein, Dealer agrees to indemnify Sea Ray against any liability, loss or damage which it may sustain as a result of said failure.

                  G. Maintain complete Product sales and service records and report to Sea Ray on a regular basis the name and address of purchasers of Products, to the extent required by federal state and local laws.

                  H. Achieve sales performance in accordance with fair and reasonable sales levels established by Sea Ray after consultation with Dealer, as more specifically described in Paragraph 14 below.

                  I. (1) Submit complete annual financial statements for the Dealer within ninety (90) days after the end of the Dealer's fiscal year using the Sea Ray financial statement form; (2) submit complete financial statements for the Dealer on a quarterly basis within forty-five (45) days following the quarter end and submit this information on the Sea Ray financial statement form; and, (3) consent to full and open disclosure of financial information concerning Dealer, between Sea Ray and any financial institution or company that finances Dealer's Product inventory.


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                  J. Conduct business in manner that preserves and enhances the reputation of both Sea Ray and Dealer for providing quality products and services.

                  K. Maintain an ability to purchase Product inventory via flooring and/or self financing that is customary to the ability to carry on hand and display Sea Ray's current Product models as indicated on Exhibit A of this Agreement. It is generally acceptable to have a commitment of financing and/or flooring equal to forty percent (40%) of the annual goal or $1,000,000.00 (escalated each year by an amount equal to the increase in the CPI-All Items Index), whichever is greater.

                  L. Allow the application of any rebates or account credits owed to Dealer to and as an offset against any losses, debts or monies owed to Sea Ray by Dealer, including but not limited to losses or debts applicable to open Product accounts, unpaid retail show space, and to any losses relating to Dealer flooring or financing.

                  M. Indemnify and hold harmless Sea Ray and its affiliated credit agencies from any and all claims or losses whatsoever as a result of Dealer's failure to meet its obligations to Sea Ray or Sea Ray affiliated credit agencies.

                  N. Use its best efforts to maintain a CSI rating sufficient to maintain Sea Ray's image in the marketplace.

                  O. Comply with those Dealer obligations that may be imposed or established by Sea Ray and which are included in the then current Manual.

                  P. Maintain a financial condition which is adequate to satisfy and perform its obligations under this Agreement.

                  Q. Within no more than three (3) years from the date of this Agreement, obtain and thereafter maintain Master Dealer Certification for each Dealer Location (except those specifically excluded on Exhibit A), as such Master Dealer Certification requirements shall be established from time to time by Sea Ray, which Master Dealer Certification requirements shall be the same as those applicable to all domestic Sea Ray dealers who participate in the Master Dealer Certification program. For other Dealer Locations which are added to this Agreement after the execution of this Agreement, Dealer shall obtain and maintain Master Dealer Certification within no more than two (2) years from the date such Dealer Location has been added to this Agreement, provided that Dealer shall not be required to obtain such Master Dealer Certification for such additional Dealer Locations where it is not economically justifiable for Dealer to do so, and at the time of the grant of such additional Dealer Location Sea Ray has agreed such Master Certification shall not be required.

                  R. Unless required by applicable law, maintain the confidentiality of information regarding Sea Ray Products, Programs, and pricing, including but not limited to the Master Dealer Program, and not disclose such information to any third party who sells, manufactures or distributes product that is competitive with the products of Sea Ray. Information shall consist of anything that Dealer may observe on the premises of Sea Ray as


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well as presented to Dealer by Sea Ray verbally or in writing, including but not limited to introduction of new models, new programs or incentives and any information relating to novel boat building technology of Sea Ray. If Dealer is requested or required to disclose any confidential information under applicable law, it is agreed that Sea Ray will be provided with prompt notice of any such request or requirement so that Sea Ray may seek an appropriate protective order or waive Dealer's compliance with the provisions of this Agreement.

         4. Orders. Dealer agrees to submit orders to Sea Ray in a manner and format prescribed from time to time by Sea Ray applicable to all domestic Sea Ray dealers selling comparable Products. Any order which does not comply with Sea Ray's terms and conditions need not be filled by Sea Ray. Any additional or different terms submitted by Dealer will be void and of no effect. Sea Ray's terms and conditions of sale applicable to all domestic Sea Ray dealers selling comparable Products shall solely apply. Dealer cancellation of orders will be subject to Sea Ray's then current cancellation policy applicable to all domestic Sea Ray dealers selling comparable Products. All orders submitted by Dealer are subject to acceptance by Sea Ray.

         5. Prices. The Products (including parts) sold to the Dealer by Sea Ray shall be on the basis of price lists generally published by Sea Ray from time to time for its domestic dealers generally, less any applicable discounts allowed by Sea Ray's programs. Sea Ray shall have the right to revise the price lists or applicable discounts on programs generally available to all of its domestic dealers. The Products prices charged to Dealer will be the lowest price then charged to other domestic dealers subject to Dealer meeting all the requirements and conditions of Sea Ray's applicable programs, and provided that Sea Ray may in good faith, charge lesser prices to other dealers to meet existing competitive circumstances, for unusual and nonordinary business circumstances, or for limited duration promotional programs. Sea Ray shall have no obligation to reimburse Dealer for any loss which Dealer may sustain by reason of any change in price, program, or discount. Terms of payment will be as specified from time to time by Sea Ray. Dealer will pay Sea Ray the lesser of 1.5% late charges per month on any past due invoice, or the maximum interest rate permitted by applicable federal and state law. Sea Ray may reasonably refuse shipment for any credit reason, including Dealer's failure to pay for a prior shipment. Dealer will reimburse Sea Ray for all necessary costs in collecting past due accounts, including attorney fees and court costs. Sea Ray retains a security interest and lien on all Products sold to Dealer and all proceeds arising out of the sale of Products until Products are paid for in full in cash, and Dealer hereby agrees to execute and/or file with appropriate government agencies such agreements and statements that reasonably may be requested by Sea Ray to confirm and perfect such security interest.

         6. Shipments. All shipments of Products shall be made f.o.b. that Sea Ray factory designated by Sea Ray, at which time title shall pass. Dealer shall pay all applicable shipping, transportation, delivery and handling charges for Products ordered. If Dealer fails to accept delivery of any Product order, Dealer shall reimburse Sea Ray for any costs incurred in returning such Products to Sea Ray unless the Products are defective. If Sea Ray ships Products not ordered by Dealer, Dealer shall have the right to refuse delivery, in which event Sea Ray shall pay all costs incurred in returning same to Sea Ray. Shipments shall be subject


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to Sea Ray's production schedule and availability of materials or transportation equipment. No liability shall be sustained by Sea Ray by reason of it not filling any order due to circumstances beyond its control such as, but not limited to, labor disputes, natural disasters, accidents to machinery, material shortages or regulations.

         7. Risk of Loss. If Products ordered by Dealer are transported in Sea Ray's trucks, or a common carrier contracted by Sea Ray, risk of loss shall pass to Dealer upon delivery to Dealer. If Products are shipped by common carrier contracted by the Dealer, risk of loss shall pass to Dealer at the time the Products or parts are delivered to such carrier. If Products ordered by Dealer are transported by ocean freight, risk of loss shall pass to Dealer at the time the Products are delivered to the United States port for shipment, with the Product covered by ocean freight insurance being invoiced to the Dealer. Sea Ray will assist Dealer in the processing and collection of any claims against the carrier contracted by Sea Ray.

         8. Payment - Claims. All sales of Products to Dealer shall be paid for in advance by Dealer, unless otherwise agreed between Sea Ray and Dealer. All claims for shortage or damages or unacceptable goods shall be made at the time of arrival of the shipment. The failure of Dealer to give such notification shall constitute a waiver of any such claim. Dealer shall cause to be paid or shall make reimbursement to Sea Ray in full for any and all taxes, duties, or other charges imposed by federal, state, municipal or other governmental authority upon any purchase or sale under this Agreement.

         9. Product Modification. Sea Ray shall have the right to discontinue the sale of Products or to modify the design and components of Products at any time; provided, however, that Sea Ray shall notify Dealer, prior to shipment, of any major design changes with respect to Products previously ordered by Dealer, in which event Dealer shall have the right to terminate such order within five
(5) days after such notification by providing written notice to Sea Ray. The failure to provide such timely written notification shall be deemed an acceptance by Dealer of such changes.

         10. Warranties. Dealer agrees to:

                  A. Sell Products only on the basis of Sea Ray's published applicable limited warranty and make no other warranty or representations concerning the limited warranty, express or implied, either verbally or in writing.

                  B. Furnish and make known to the first-use purchaser at the time of delivery the appropriate operations and maintenance manual provided by Sea Ray, the Product installation instructions, if any, together with Sea Ray's applicable written limited warranty, including all disclaimers and limitations thereto.

                  C. Expressly inform the purchaser in writing that no Sea Ray warranty applies if the Product is "used", which includes personal or demonstration use by the Dealer unless Sea Ray expressly authorizes such warranty in writing or the existing balance of the warranty is transferrable and is transferred. In addition, no warranty applies if the design or


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material of the Product is substantially modified without the express written authorization of Sea Ray.

                  D. Provide timely warranty service on all Products presented to Dealer by purchasers in accordance with Sea Ray's then current warranty service program applicable to all domestic Sea Ray dealers selling comparable products. Dealer agrees to make all claims for reimbursement under Sea Ray's then applicable warranty service program in the manner prescribed by Sea Ray. Sea Ray may revise its warranty service program from time to time, providing Dealer with written notification of all revisions and those revisions will supersede all previous programs.

Sea Ray agrees to honor all legitimate warranty claims on Products when made by purchaser through Dealer in the manner prescribed by Sea Ray. Sea Ray shall respond to all proper and legitimate warranty claims submitted by Dealer within that period of time described in the Manual. Sea Ray agrees to pay or credit all accepted and undisputed claims within sixty (60) days after receipt of all required paperwork.

         11. Indemnity for Boat Show Space Obtained from Sea Ray. If Dealer obtains and exhibits boats at boat show space originally obtained from Sea Ray, then Dealer hereby agrees to defend and indemnify Sea Ray from any and all claims, expenses, including attorney fees, cause of action and suits arising directly or indirectly out of Dealer's use of the Sea Ray space.

         12. Repossession or Repurchase of Product by Sea Ray. Dealer shall be liable to and reimburse Sea Ray for any and all losses or deficiencies on the sale or disposition of any merchandise purchased by Dealer pursuant to this Agreement which is repossessed or repurchased by Sea Ray for any reason whatsoever. Dealer agrees to pay Sea Ray a twenty percent (20%) restocking fee in connection with all repossessions or repurchases. Dealer shall also be liable for any and all discounts, volume rebates or other sales incentives paid to Dealer on merchandise repurchased, all attorney's fees, court costs and expenses incurred in connection with such repossession or repurchase. Dealer agrees to provide Sea Ray, upon request, guarantees or other adequate security to cover any repurchase or financial obligations that Sea Ray may assume in connection with Dealer's flooring or financing.

         13. Trademarks and Service Marks. Dealer acknowledges that Sea Ray or its affiliated companies are the exclusive owners of various trademarks, service marks, trade designations and trade dress (collectively "Identification") which Sea Ray uses in connection with Products and its business. Dealer is authorized to use Identification only in the manner prescribed by Sea Ray, only in connection with the promotion and sale of Products and only until the expiration or termination of this Agreement. Dealer shall not use Identification or advertise outside of the APR without Sea Ray's express written consent. Authorization shall not be interpreted as a license for use of Identification. Dealer acquires no proprietary rights with respect to Identification and this authorization shall terminate simultaneously with the termination or expiration of this Agreement. In the event of expiration or termination of this Agreement, Dealer shall immediately discontinue use of Identification in any way whatsoever.


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         14. Performance Standards. Sea Ray, after consultation with Dealer, may establish reasonable standards of sales performance of the Dealer, which standards may be established for each model year, or more frequently. Such standards will be based on factors such as population, sales potential, economic conditions at the Dealer Locations, competition from other marine dealerships in the APR, past sales history, number of Dealer Locations, and any special circumstances that may affect the sale of Products or the Dealer. Such standards shall be consistent with standards established for all domestic Sea Ray dealers selling comparable Products. Sales performance under this Agreement for the period indicated are agreed to as shown on attached Exhibit A, the Dealer Commitment Acknowledgment. Generally, such standards will be that Dealer will sell that amount of Products in the APR at least equal to the same market share percentage such Products are sold nationally by all Sea Ray dealers.

         15. No Agency Created. It is understood and agreed that Dealer is not, nor shall it at any time represent itself to be, the agent, employee, representative or franchisee of Sea Ray. Dealer shall not enter into any contract or commitment in the name of or on behalf of Sea Ray.

         16. Term of Agreement - Termination:

                  A. The term of this Agreement shall be from the date of signing by Sea Ray until July 31, 2008 (hereinafter the "Initial Term") subject, however, to the provisions set forth below which allow for an earlier termination and termination after the Initial Term.

                  B. This Agreement may be terminated by Sea Ray upon the giving of at least sixty (60) days written notice to Dealer prior to the 31st of July of each year during the Agreement term, provided that by July 31 of each such year: (1) Dealer fails or refuses to place a minimum stocking order of next model year's Products as outlined in the then current Manual, or (2) Dealer fails to meet its financial obligations as they become due to either Sea Ray or lender(s) financing Products.

                  C. This Agreement may be terminated at any time by a party where good cause exists, provided at least sixty (60) days written notice has been given and there has not been complete cure (if curable) of the claimed deficiencies within such sixty (60) day notice period. Good cause is defined as the other party to this Agreement materially breaching, defaulting or failing to comply with any material Agreement covenant, term, condition, representation, warranty or obligation that is applicable to such other party. Where good cause exists that constitutes bad faith, such good cause shall be deemed to not be curable or subject to cure and termination may occur at the end of the sixty
(60) day notice period.

                  D. This Agreement may be terminated at any time by the mutual consent of the parties.

                  E. This Agreement may be immediately terminated by a party upon written notice to the other party if any of the following occur with regard to the other party: (1) the other party becomes insolvent or takes or fails to take any action which constitutes an admission of inability to pay debts as they mature; (2) the other party make a general assignment for the benefit of creditors to an agent authorized to liquidate any substantial


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amount of assets; (3) the other party becomes a subject of an "order for relief"
within the meaning of the United States Bankruptcy Code; or (4) the other party applies to a court for the appointment of a receiver for any assets or properties.

                  F. This Agreement may be terminated immediately by Sea Ray upon the occurrence of those matters described in Paragraph 19.A. below.

                  G. This Agreement may be terminated by Sea Ray
(notwithstanding and in addition to the provisions of subparagraph C and other subparagraphs) upon the giving of at least ten (10) days prior written notice to Dealer where there are unpaid sums due and owing to Sea Ray that remain unpaid, in whole or part, at the end of such notice period, unless such amount is disputed in good faith by Dealer.

                  H. At the end of the Initial Term and thereafter, Sea Ray may terminate this Agreement upon the giving of at least one hundred eighty (180) days written notice to Dealer (which notice may be given prior to the end of the Initial Term), where in Sea Ray's reasonable belief the continuation of the Agreement after such Initial Term would make the Agreement subject to a relationship law or dealer protection statute not applicable to the Dealer relationship during the Initial Term and where Sea Ray cannot modify this Agreement, which modification would be executed by Dealer, to not have the effect of such statute apply.

                  I. At the end of the Initial Term and thereafter, Sea Ray may terminate this Agreement upon the giving of at least sixty (60) days prior written notice to Dealer (which notice may be given prior to the end of the Initial Term), where in Sea Ray's sole and reasonable discretion Sea Ray decides for good and justifiable business reasons that the extension or continuation of such Agreement is not in Sea Ray's best interests.

                  J. Upon termination of this Agreement (including expiration and failure to extend the Agreement or enter a new agreement), Dealer shall offer to sell to Sea Ray, at Dealer's net purchase price (not including transportation and freight or financing costs), taking into consideration any applicable discounts previously allowed by Sea Ray's programs, Dealer's entire stock of Products in a new and unused condition. Any repurchase of Products by Sea Ray is conditioned upon Dealer's ability to demonstrate clear and unencumbered title to Products repurchased, delivery of all title documentation requested by Sea Ray and the Dealer's execution of a limited power of attorney on behalf of Sea Ray for purposes of executing all necessary title documentation.

                  K. If Sea Ray terminates, or Sea Ray and Dealer mutually terminate, this Agreement prior to its expiration date, provided the termination is not for quality of service, fraud, or financial instability or insolvency of Dealer, Sea Ray will nevertheless continue to sell warranty parts and accessories for Products to Dealer on a cash on delivery basis for a period not to exceed twelve 12 months in order that Dealer may continue to provide warranty service on Products which have outstanding warranties.

                  L. Any period of time described herein shall be modified to include such different period of time as may be required by applicable law.


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                  M. Dealer agrees and consents to Sea Ray filing a declaratory judgment action in any tribunal of competent jurisdiction to determine its right to terminate this Agreement.

                  N. Sea Ray may terminate this Agreement immediately at such time that a majority of the members of the Board of Directors of Marine Max, Inc. does not consist of Senior Founders and other Designated Members for a period of sixty (60) consecutive days, as such terms are defined in the Stockholder's Agreement between MarineMax, Inc. and Brunswick Corporation.

                  O. This Agreement may be terminated by Sea Ray where Dealer makes a fraudulent misrepresentation that is material to the Agreement and is not curable, or if curable is not cured within ten (10) days after Dealer's receipt of a written notice from Sea Ray.

         17. Extension. This Agreement shall be extended for yearly terms (ending through July 31st of each year) after the Initial Term of this Agreement, unless and until terminated as described in Paragraph 16 above.

         18. Governing Law. This Agreement has been signed by Dealer on the date reflected below, and shall become binding upon the date this Agreement is subsequently executed by Sea Ray at its headquarters in Tennessee, U.S.A. This Agreement shall be governed, interpreted and construed in accordance with the internal laws of the State of Tennessee, U.S.A. without regard to applicable conflicts of law.

         19. Assignability.

                  A. This appointment and Agreement is made and entered into with the distinct understanding that it is personal with the Dealer and is not assignable, delegable or subject to subcontract, in whole or part, unless the prior written consent of Sea Ray is obtained. Any such prohibited assignment, delegation or subcontract shall, at Sea Ray's option, be deemed void. Unless first approved by Sea Ray in writing, any purported assignment, delegation or subcontracting of Dealer's rights and obligations under this Agreement may immediately render this Agreement, at Sea Ray's option, terminated.

                  B. This Agreement, in whole or part, is assignable, delegable and subject to subcontract by Sea Ray, provided that Sea Ray shall remain obligated to perform the covenants, obligations, representations and warranties under this Agreement. Sea Ray may assign this Agreement to a nonaffiliated third party who acquires the business or assets of Sea Ray, provided that the purchaser agrees to assume and perform the obligations of Sea Ray under this Agreement, in which event Sea Ray shall be released from any post assignment obligations and liabilities arising under this Agreement.

         20. Notices. Any written notice given pursuant to this Agreement shall be either hand delivered or mailed by Registered or Certified Mail, return receipt requested, to the party at the respective principal place of business first above written. Notice may also be given by


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fax if a copy is also mailed in the manner described herein. Such notice shall be deemed to be given upon first receipt. A change of address may be given by such notice.

         21. Entire Agreement - Non-Waiver - Separability - Release. This Agreement contains the entire agreement between the parties with respect to the matters set forth herein and may not be amended or modified except by written instrument signed by Sea Ray and Dealer that expressly states that the writing constitutes a rider or modification to this Agreement, provided that Sea Ray may at its sole discretion and from time to time make changes to the Manual upon the giving of notice to Dealer. This Agreement replaces all prior agreements made between the parties, provided that each party shall remain obligated to the other for any monies owed under such prior agreements. Failure on the part of Sea Ray or Dealer to enforce any term of this Agreement shall not constitute a waiver thereof. Any provision of this Agreement which in any way contravenes or is unenforceable under applicable law shall not apply and shall be deemed separable and not to be a part of this Agreement without affecting the validity of the remaining provisions.

         22. Guarantee. As a condition for Sea Ray's entering into this Agreement, the parent of Dealer has signed this document as evidence of its irrevocable guarantee of the Dealer's performance of all the duties and obligations provided for in this Agreement.

         23. Disputes. All disputes, controversies or claims connected with, arising out of, or relating to this Agreement, or any modification, extension or renewal thereof, or to any causes of action that result from such relationship, shall be subject exclusively to the remedy of arbitration described herein, including but not limited to sums due under this Agreement, the interpretation, performance or nonperformance of this Agreement, any claim for damages or rescission, a breach or default of this Agreement, the creation, termination or nonrenewal of this Agreement (such as a dispute regarding the causes, validity or circumstances of the termination, nonextension, or nonrenewal), and trade regulations or antitrust claims, whether such controversies or claims are in law or equity or include claims based upon contract, statute, tort or otherwise. All controversies shall be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules.

         The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, as amended, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of the arbitration shall be at Chicago, Illinois. Dealer consents to personal jurisdiction of such court, including the federal and state courts located in the State of Illinois. The arbitrator is not empowered to and shall not award damages in excess of actual damages and in no event shall the arbitrator award punitive, special or consequential damages, or prejudgment interest.

         This Paragraph shall survive the expiration or termination of this Agreement.

         Except for sums owing to Sea Ray all arbitration claims and proceedings must be instituted within one (1) year after the cause of action arises, and the failure to institute


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arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver and relinquishment of all such claims.

         24. Miscellaneous. Except as expressly described to the contrary in this Agreement, the rights and remedies of each party are not exclusive and where consent or approval is to be given that party may withhold such consent or approval for any reason. As defined herein, a domestic Sea Ray dealer shall be an authorized Sea Ray dealer whose area of primary responsibility is located solely within the continental United States.

         IN WITNESS WHEREOF, Sea Ray and Dealer have executed this Agreement as of the date first above written

SEA RAY DIVISION OF
BRUNSWICK CORPORATION

By:___________________________                   By:_________________________
      WILLIAM J. BARRINGTON
       PRESIDENT
Date________________________                     Date________________________

                                                 MARINEMAX, INC.

                                                 By:_________________________

                                                 Date________________________


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Notes:

1. As a condition of entering into this Agreement, the predecessor to Dealer will execute a release of all prior claims.


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                                    EXHIBIT A
                                       TO
                       SEA RAY SALES AND SERVICE AGREEMENT



DEALER AREA OF PRIMARY RESPONSIBILITY (PAR. 2):

See Exhibit A-1.




DEALER LOCATIONS (PAR.2):

See Exhibit A-2.




DEALER LOCATIONS NOT SUBJECT TO MASTER DEALER CERTIFICATION (PAR. 3.Q.):

All locations are subject to Master Dealer Certification.




AGREED TO SALES PERFORMANCE BY DEALER LOCATION (PAR. 14):

Exhibit A-3 for 1998 Model Year.


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